UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

 July 31, 2006
Date of report (Date of earliest event reported)

 FIELDSTONE INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50938	74-2874689
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11000 Broken Land Parkway
Columbia, Maryland 21044
(Address of Principal Executive Offices)

 (410) 772-7200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Extended Severance Benefit Agreements and Senior Manager Employment Agreements

In September 2003, Fieldstone Mortgage Company ("Fieldstone Mortgage"), a wholly owned subsidiary of Fieldstone Investment Corporation (the "Company"), entered into senior manager employment agreements with a number of senior officers, including Messrs. Buczynski (Executive Vice President -- Secondary), Hagan (Executive Vice President -- Production (Fieldstone Mortgage)) and Camp (Senior Vice President -- Chief Information Officer). Each of these employment agreements had an initial term of three years ending December 31, 2006, and automatically renewed for successive one-year terms, unless terminated earlier upon proper notice by either party. In addition, the senior manager employment agreements for these officers prohibited them from competing with the Company and soliciting employees, customers and consultants during employment and for a period of up to twenty-four (24) months after their employment is terminated. Their senior manager employment agreements also provided that in the event of termination other than for cause or in the event of resignation for good reason (each as defined in the agreements), these senior officers would receive two years of extended severance and other specified benefits, including a tax gross-up for any excise tax related to any payments deemed to be excess parachute payments. On July 31, 2006, Fieldstone Mortgage provided written notice to Messrs. Buczynski, Hagan and Camp that it would not be renewing their senior manager employment agreements. As a result, their senior manager employment agreements will expire in accordance with the terms of their agreements on December 31, 2006.

In lieu of extending their employment agreements, the Company has entered into with each of these officers an extended severance benefit agreement in the form attached hereto as Exhibit 10.1(a) (the "Extended Severance Benefit Agreement"). The Extended Severance Benefit Agreement for these officers shall become effective January 1, 2007. In general, the Extended Severance Benefit Agreement provides that if the officer is terminated by the Company without cause (as defined in the agreement) or the officer terminates his employment for good reason (as defined in the agreement and each, a qualifying termination), in each case, within one year following a change of control, the officer will receive a lump sum payment, payable within thirty (30) days of the qualifying termination, of two times his base salary plus an additional cash payment. Exhibit 10.1(b) is a schedule of the potential payments, which are equal to the sum of two times their base salary plus an additional cash amount, based on these officers 2006 annual base salaries. In addition, the Extended Severance Benefit Agreement contains a non-solicitation clause restricting the officer from soliciting the Company's and its affiliates' employees, customers and consultants for a period of twenty-four (24) months from the officer's qualifying termination date. Prior to the occurrence of a change of control, the Company may terminate the Extended Severance Benefit Agreement upon sixty (60) days prior written notice.

In addition, the Company has provided the Extended Severance Benefit Agreement to Mr. Kendall, Executive Vice President -- Investment Portfolio, and Mr. Kisnadwala, Executive Vice President -- Chief Financial Officer. Mr. Kendall's Extended Severance Benefit Agreement amends and restates his extended severance benefit agreement dated November 11, 2005, adding an additional $200,000 payment in the event of a qualifying termination within one year following a change of control, and a non-solicitation provision, as well as such other changes to conform Mr. Kendall's extended severance benefit agreement to the new form of Extended Severance Benefit Agreement. Mr. Kendall's agreement is effective as of September 30, 2006. Additionally, Mr. Kendall was promoted to Executive Vice President -- Investment Portfolio with an increase in annual base salary from $275,700 to $300,000, effective August 1, 2006. Mr. Kisnadwala's Extended Severance Benefit Agreement will be effective as of January 1, 2007, and will be in lieu of the severance payment provided under his employment offer letter dated February 14, 2006 for a change of control occurring after December 31, 2006. Under Mr. Kisnadwala's employment offer letter, Mr. Kisnadwala is entitled to a single lump sum payment equal to two times his annual base salary if he is terminated other than for cause in connection with a change of control of the Company following December 31, 2006, and within one year following the change of control.

The foregoing description of the Extended Severance Benefit Agreement is not complete and is qualified in its entirety by reference to the Extended Severance Benefit Agreement, a copy of which is attached hereto as Exhibit 10.1(a) and (b) and incorporated herein by reference.

Form of Nonqualified Stock Option Agreement

On August 1, 2006, the Compensation Committee of the Board of Directors (the "Committee") of the Company amended its Policy Regarding Stock Ownership (the "Policy"). The Committee amended the Policy to require that non-management directors, the chief executive officer, executive vice presidents and the chief executive officer's direct reports hold fifty percent (50%) of the shares of common stock that such person acquires pursuant to any award of equity compensation under the Company's Equity Incentive Plan until the number of shares of common stock owned by such person equals or exceeds the amount required by the Policy. The Policy had previously required that these individuals hold sixty percent (60%) of such shares to be determined after reducing such shares of common stock covered by a particular equity compensation award by the number of shares of common stock equal in value to the amount required to be sold to pay taxes in connection with such equity award. As a result of the change in the Policy, the Committee has approved a new Form of Nonqualified Stock Option Agreement for Senior Executives, attached hereto as Exhibit 10.2 and incorporated herein by reference, a new Form of Nonqualified Stock Option Agreement with Dividend Equivalent Rights, attached hereto as Exhibit 10.3 and incorporated herein by reference, and a new Form of Performance Share Agreement, attached hereto as Exhibit 10.4 and incorporated herein by reference, incorporating the change in the Policy into the agreements. There were no other changes to these award agreements. The Company is in the process of amending outstanding award agreements that contain references to the stock ownership policy to conform them to the new Policy.

Item 1.02. Termination of a Material Definitive Agreement

The information required under this Item is incorporated by reference from Item 1.01 under the caption Extended Severance Benefit Agreements and Senior Manager Employment Agreements.

 Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      On August 1, 2006, the Board of Directors (the "Board") of the Company approved an amendment to Article II, Section 4 of the Company's Bylaws. The amendment deletes the requirement that, unless waived by a unanimous vote of the Board of Directors, no individual may serve as a director of the Company if he has reached the age of 70 years at the time of election. The director's age limit requirement is now contained in the Company's Corporate Governance Guidelines, which are posted on the corporate governance page of the Company's investors web page, www.FieldstoneInvestment.com. Section 12 of the Company's Corporate Governance Guidelines now contains the following statement "The Board believes that 72 is an appropriate retirement age for directors. Directors generally will not be nominated for re-election at any annual stockholders meeting following their 72nd birthday, except for a valid reason as determined by the Board in its sole discretion." There were no other changes to the Company's Bylaws.

A copy of the Bylaws, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
3.1	Bylaws, as amended on August 1, 2006
10.1(a)	Form of Extended Severance Benefit Agreement
10.1(b)	Schedule of Potential Payments to Form of Extended Severance Benefit Agreement
10.2	Form of Nonqualified Stock Option Agreement for Senior Executives
10.3	Form of Nonqualified Stock Option Agreement with Dividend Equivalents
10.4	Form of Performance Share Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FIELDSTONE INVESTMENT CORPORATION

Date: August 4, 2006	By:	/s/ Michael J. Sonnenfeld
President and Chief Executive Officer

INDEX TO EXHIBITS
Exhibit No.	Description
3.1	Bylaws, as amended on August 1, 2006
10.1(a)	Form of Extended Severance Benefit Agreement
10.1(b)	Schedule of Potential Payments to Form of Extended Severance Benefit Agreement
10.2	Form of Nonqualified Stock Option Agreement for Senior Executives
10.3	Form of Nonqualified Stock Option Agreement with Dividend Equivalents
10.4	Form of Performance Share Agreement